Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each undersigned officer certifies to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended March 31, 2010 of Command Security Corporation (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  June 25, 2010

By:	/s/ Edward S. Fleury

Edward S. Fleury
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Barry I. Regenstein

Barry I. Regenstein
President and Chief Financial Officer
(Principal Financial Officer)